A PCAOB Registered CPA Firm
Simon & Edward, LLP
Certified Public Accountants & Consultants

17506 Colima Road, Ste 101,
Rowland Heights, CA 91748
Tel: +1 (626) 581-0818
Fax: +1 (626) 581-0809

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Orangekloud Technology Inc.

We hereby consent to the incorporation herein by reference of our audit report dated April 19, 2024, in this Registration Statement (333-277162) on Form F-1, relating to the consolidated financial statements of Orangekloud Technology Inc.

We also consent to the reference to us under the caption "Experts" in the registration statement on Form F-1 (File No. 333-277162), as amended, which was declared effective by the Commission on July 24, 2024 and incorporated herein by reference in this Registration Statement.

Simon & Edward, LLP

Rowland Heights, California
July 31, 2024